Exhibit 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                             ATOMIC PAINTBALL, INC.

                                   ARTICLE ONE

         The name of the Corporation is ATOMIC PAINTBALL, INC.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) The shares shall have a par value of $1.00.

                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done or property actually received.



                          ARTICLES OF INCORPORATION OF
                         ATOMIC PAINTBALL, INC., PAGE 1


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                                   ARTICLE SIX

         The street address of its initial Registered Office, and the name of its initial Registered Agent at this address, is as follows:

                              Barbara Jo Smith
                              219 Josey Lane
                              Red Oak, Texas 75154

                                  ARTICLE SEVEN


         The number of initial Directors is two. The names and addresses of the initial directors are:


                              Barbara Jo Smith
                              219 Josey Lane
                              Red Oak, Texas 75154

                              Alton Keith Smith
                              219 Josey Lane
                              Red Oak, Texas 75154


                                  ARTICLE EIGHT

         The name and address of the Incorporator is:

                              Marilyn S. Hershman
                              408 W. 17th Street, Suite 101
                              Austin, Texas 78701-1207
                              (512) 474-2002

IN WITNESS WHEREOF, I have hereunto set my hand this 8th day of May, 2001.

/s/ Marilyn S. Hershman
Marilyn S. Hershman, Incorporator





                          ARTICLES OF INCORPORATION OF
                         ATOMIC PAINTBALL, INC., PAGE 2